                                  SCHEDULE 14C

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                    of 1934

Check the appropriate box:

/ /      Preliminary Information Statement
/x/      Definitive Information Statement

                             Cavco Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

           Ruth Smith, Secretary, by order of the Board of Directors
--------------------------------------------------------------------------------
              (Name of Person(s) Filing the Information Statement)

Payment of Filing Fee (Check the appropriate box):
         /x/     $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).
         / /     Fee computed on table below per Exchange Act Rules 14c-5(g)
                 and 0-11.

         1)      Title of each class of securities to which transaction
                 applies:
                          $.05 Par Value Common Stock
--------------------------------------------------------------------------------

         2)      Aggregate number of securities to which transaction applies:
                                   3,382,977
--------------------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
                                      n/a
--------------------------------------------------------------------------------

         4)      Proposed maximum aggregate value of transaction:
                                      n/a
--------------------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ /      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid
--------------------------------------------------------------

         2)      Form, Schedule or Registration Statement No.:
--------------------------------------------------------------

         3)      Filing Party:
--------------------------------------------------------------

         4)      Date Filed:
--------------------------------------------------------------

                             CAVCO INDUSTRIES, INC.

                            301 E. BETHANY HOME ROAD
                                   SUITE C178
                               PHOENIX, AZ 85012


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD FEBRUARY 27, 1996


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CAVCO INDUSTRIES, INC., an Arizona corporation, will be held at 1001 N. Central Avenue, Third Floor, Phoenix, Arizona on Tuesday, February 27, 1996 at 2:00 p.m. for the following purposes, all as more fully set forth in the attached Statement.


         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


         1. To elect directors to serve for a period of one year and until their successors are elected and qualified; and

         2. To approve the selection of independent certified public accountants for 1996; and

         3. To transact such other business as may properly come before the meeting and any adjournments thereof.

         In accordance with the By-laws and action of the Board of Directors of CAVCO INDUSTRIES, INC., only holders of record of Common Stock at the close of business on December 31, 1995, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

         The Information Statement will be mailed to stockholders on or about February 1, 1996.

                                  By order of the Board of Directors,


                                  /s/ Ruth Smith
                                  ---------------------
                                  RUTH SMITH, Secretary

Phoenix, Arizona
January 26, 1996

                             CAVCO INDUSTRIES, INC.

                            301 E. BETHANY HOME ROAD
                                   SUITE C178
                               PHOENIX, AZ 85012


                                   STATEMENT

               Annual Meeting of Stockholders, February 27, 1996

                             ------------------------

         This Statement is furnished to the stockholders by the management of CAVCO INDUSTRIES, INC., (the "Company") at the direction of the Board of Directors in connection with the Annual Meeting of Stockholders of the Company to be held on February 27, 1996. The cost of this notice is to be borne by the Company.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PROPOSALS OF SECURITY HOLDERS INTENDED TO BE PRESENTED AT THE NEXT ANNUAL
MEETING

         Stockholders of the Company who intend to present proposals at the Company's 1997 Annual Meeting of Stockholders must send such proposals to the Company not later than November 30, 1996 in order to be included in the next Information Statement relating to the Annual Meeting.

OUTSTANDING SHARES, VOTING RIGHTS AND SHAREHOLDINGS OF CERTAIN PERSONS

         As of the close of business on December 31, 1995, the Company had outstanding 3,382,977 shares of common stock with $.05 per share par value, each of which is entitled to one vote at all meetings of stockholders, other than the election of directors. (See "Cumulative Voting.") As stated in the Notice of Annual Meeting of Stockholders attached hereto, only holders of record of Common Stock at the close of business on December 31, 1995 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

         In determining whether a quorum exists at the meeting, all shares represented in person or proxy will be counted. Presence of holders of a majority of the outstanding stock shall constitute a quorum. Votes will be tabulated by inspectors. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non- votes are not counted for purposes of determining whether a proposal has been approved.

CUMULATIVE VOTING RIGHTS

         Each shareholder present either in person or by proxy at the Annual Meeting will have cumulative voting rights with respect to the election of directors; that is the shareholder will have an aggregate number of votes in the election of directors equal to the number of directors to be elected multiplied by the number of shares of Common Stock of the Company held by such shareholder on the record date. The resulting aggregate number of votes may be cast by the shareholder for the election of any single nominee, or the shareholder may distribute such votes among any number of all the nominees.
The five nominees receiving the highest number of votes will be elected to the Board of Directors. The cumulative voting rights may be exercised in person or by proxy and there are no conditions precedent to the exercise of such rights.

                             ELECTION OF DIRECTORS

         At the 1996 annual meeting, six directors are to be elected to serve until the next Annual Meeting and until their successors are elected and qualified. Each of the management's nominees is listed below, together with his or her age, the period during which he or she has served as director, and a description of his or her business experience during the last five years. Alfred R. Ghelfi, Ruth Smith, Robert Wold, William Blandin and Stephen H. Kleemann are presently directors of the Company.

         Management knows of no current circumstances which would render any nominee herein unable to accept nomination or election.

                       PROPOSED NOMINEES FOR ELECTION AS
                   DIRECTORS AND INFORMATION CONCERNING THEM

Name                    Age        Position in the Company
----                    ---        -----------------------
Alfred R. Ghelfi         56        President, Director and Chief Executive Officer

Ruth Smith               65        Secretary and Director

Robert Wold              77        Director

William Blandin          46        Executive Vice President and Director

Stephen H. Kleemann      51        Director

Brent Ghelfi             34        Vice President, Chief Counsel

         ALFRED R. GHELFI is the President and a Director of the Company. He has been President of the Company since 1974. In 1968, when the Company was formed, through 1973, Mr. Ghelfi was Vice President, Secretary, Treasurer and a Director of the Company. He works full-time for the Company. Mr. Ghelfi is the Chairman of the Board of Directors of Action Healthcare Management Services, Inc., a subsidiary of the Company; and Chief Executive Officer and a Director of Sun Built Homes, Inc., and National Security Containers, Inc., also subsidiaries of the Company.

         RUTH SMITH is the Secretary and a Director of the Company since 1974. She came to the Company in 1968 and, except for one year, has been with the Company since that time. Mrs. Smith is the Secretary and a Director of Action Healthcare. She now works part-time for the Company.

         ROBERT WOLD has been a Director of the Company since 1991. Mr. Wold is the president of Manufactured Housing Counselors, Inc., a management consulting firm specializing in manufactured buildings. The Company retains Manufactured Housing Counselors, Inc. as an operations consultant.

         WILLIAM R. BLANDIN is the Executive Vice President and a Director of the Company. He has been employed by the Company since 1976. He works full-time for the Company. He became a Vice President of the Company in 1984, and a director in 1985.

         STEPHEN H. KLEEMANN has been a Director of the Company since 1984.
Mr. Kleemann is a principal in Kleemann Capital Management, Inc., a financial consulting company in Santa Barbara, California. Mr. Kleemann is a Director of Action Healthcare Management Services, Inc. The Company retains Kleemann Capital Management, Inc. as a financial consultant. Mr. Kleemann is also a director of a public company called Positive Response Television.

         BRENT GHELFI is Vice President of Cavco Industries, Inc., a position he has held since January 1995. He has been employed by the Company since January 1995. He works full time for the Company. In addition to his duties as Vice President and General Counsel for Cavco, he is also the President of Sun Built Homes, Inc., a wholly owned subsidiary of Cavco which designs and develops modular home subdivisions. Prior to joining Cavco, he was a partner with the Phoenix headquartered law firm of Myer, Hendricks, Victor, Osborn & Maledon, specializing in corporate litigation and labor law. He was with the firm for more than six years. Brent Ghelfi is the son of Alfred R. Ghelfi.

                         ADDITIONAL EXECUTIVE OFFICERS

Name                    Age        Position in the Company
----                    ---        -----------------------
Robert Ward             45         Vice President, Treasurer and Chief
                                   Financial Officer

Wendell Hargis          40         Vice President of Manufacturing Operations


         ROBERT WARD is Vice President, Treasurer and Chief Financial Officer of the Company and serves as a Director of Action Healthcare Management Services, Inc. He has been employed by the Company since 1978. He works full-time for the Company. He became Treasurer of the Company in 1984 and Vice President and Chief Financial Officer in 1990. In 1991, Mr. Ward became a Director, Assistant Secretary and Treasurer of Action Healthcare Management Services, Inc. and Sun Built Homes, Inc., both subsidiaries of the Company. In 1994, Mr. Ward became a Director, Secretary and Treasurer of National Security Containers, Inc., also a subsidiary of the Company.

         WENDELL HARGIS is the Vice President of Manufacturing Operations of the Company. He has been employed by the Company since 1988. He works full-time for the Company. He became Vice President of Manufacturing Operations in 1992.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a)      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of December 31, 1995, with respect to each person (including any "group"), as that term is used in Section 13(d) of the Securities Exchange Act of 1934, who is known by the Company to be the beneficial owner of more than 5% of the Company's common stock, its only class of securities.

                     Name and Address of Beneficial        Amount & Nature of        Percent of
Title of Class                  Owner                     Beneficial Ownership        Class(1)
--------------       ------------------------------       --------------------       ----------
$.05 Par Value       Alfred R. Ghelfi                     1,830,729 shares(2)          54.1%
Common Stock         5655 N. Camelback Canyon Dr.
                     Phoenix, AZ 85018

$.05 Par Value       Stephen H. Kleemann                    272,025 shares              8.0%
Common Stock         526 Via Sinuosa
                     Santa Barbara, CA 93110

$.05 Par Value       FMR Corp.                              259,050 shares(3)           7.6%
Common Stock         82 Devonshire St.
                     Boston, MA 02109

(b)      SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of December 31, 1995, as to the Company's one class of equity securities beneficially owned by all directors and officers individually and as a group.

                     Name and Address of Beneficial        Amount & Nature of        Percent of
Title of Class                  Owner                     Beneficial Ownership        Class(1)
--------------       ------------------------------       --------------------       ----------
$.05 Par Value       Alfred R. Ghelfi                     1,830,729 shares(2)          54.1%
Common Stock         5655 N. Camelback Canyon Dr.
                     Phoenix, AZ 85018

$.05 Par Value       Ruth Smith                              42,340 shares(4)           1.3%
Common Stock         19016 N. 88th Dr.
                     Peoria, AZ 85382

$.05 Par Value       Stephen H. Kleemann                    272,025 shares              8.0%
Common Stock         526 Via Sinuosa
                     Santa Barbara, CA 93110


-----------------------------
1. Based on 3,382,977 shares of the Company's $.05 par value common stock issued and outstanding.
2.       See Note on page 5.
3.       As reported on February 13, 1995, on FMR Corp.'s Schedule 13G.
4. 34,840 of the shares shown are held in joint tenancy with spouse, Robert J. Smith.

                          Name and Address of Beneficial                Amount & Nature of         Percent of
Title of Class                       Owner                             Beneficial Ownership         Class(1)
--------------            ------------------------------               --------------------        ----------
$.05 Par Value            William R. Blandin                                29,900 shares              .9%
Common Stock              102 W. Kaler
                          Phoenix, AZ  85021

$.05 Par Value            Robert Ward                                        3,750 shares              .1%
Common Stock              2953 E. Blackhawk Dr.
                          Phoenix, AZ 85024

$.05 Par Value            All Officers and Directors as a                2,178,744 shares            64.4%
Common Stock              Group (7 persons)

NOTE:    Alfred R. Ghelfi is the Chief Executive Officer, President, and a
Director of Cavco Industries, Inc. As of June 29, 1994, Alfred R. Ghelfi and Janet M. Ghelfi (as community property) owned 1,830,7292 shares of Common Stock of Cavco Industries, Inc. (54.12% of the outstanding stock). On June 29, 1994 they transferred 1,650,000 of these shares to Janal Limited Partnership (JLP) (an Arizona limited partnership). The Alfred and Janet Ghelfi Trust is a General Partner and a Limited Partner in JLP. The 1994 Alsons Trust (Alsons) is a General Partner of JLP. Prior to this transfer, the Alfred and Janet Ghelfi Trust owned 900 limited partnership units and 90 general partnership units, and Alsons owned 10 general partnership units. The General Partners of JLP have elected either Alfred R. Ghelfi or Janet M. Ghelfi (his wife), Trustees of the Alfred and Janet Ghelfi Trust; or Janet M. Ghelfi, Independent Trustee of Alsons, to be the Managing Partner. In a tax free exchange for these shares, JLP issued 19,602,000 additional limited partnership units to Alfred R. Ghelfi and Janet M. Ghelfi as trustees of the Alfred and Janet Ghelfi Trust as a Limited Partner; and 198,000 additional general partnership units to Alfred R. Ghelfi and Janet M. Ghelfi as trustees of the Alfred and Janet Ghelfi Trust as a General Partner; Alsons retained its 10 general partnership units as a General Partner. Alfred R. Ghelfi and Janet M. Ghelfi are the beneficiaries of both trusts. The Alfred and Janet Ghelfi Trust owns 19,602,900 limited partnership units and 198,090 general partnership units, which units, taken together, are equal to 1,649,999 shares of common stock. In addition, Alsons owns 10 general partnership units which are equal to one share of common stock.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         In the fiscal year ending September 30, 1995 the Board of Directors held four regular meetings and one special meeting. The Company has compensation, audit and nominating committees. The compensation committee consists of Steven Kleemann and Robert Wold, both directors of the Company. The compensation committee held one meeting. The audit committee consists of Robert Wold, Steven Kleemann, both directors of the Company, and Robert Ward, Vice President of the Company. The audit committee did not meet. The nominating committee consists of Al Ghelfi and Ruth Smith, both directors of the Company. The nominating committee did not meet. The Board of Directors acted as nominating committee for this year.

COMPENSATION OF DIRECTORS

         Directors will receive remuneration of $150 for each meeting attended if they are not otherwise compensated by the Company.


--------------
(1) Based on 3,382,977 shares of the Company s $.05 par value common stock issued and outstanding.
(2) The actual number of shares as of June 29, 1994 was 1,220,486. On December 8, 1994, there was a 3 for 2 stock split. All shares mentioned in this note are changed to reflect this 3 for 2 stock split.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

         The following table sets forth information with respect to the cash compensation paid by the Company and its subsidiaries, as well as other compensation, during the Company's last three fiscal years, to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company in all capacities in which they serve.

                           SUMMARY COMPENSATION TABLE

                                                                 Annual Compensation
                                                                 -------------------
                                      Fiscal Year                                                  All Other
Name and Principal Position              Ended                Salary $           Bonus $        Compensation $(1)
---------------------------           -----------             --------           -------        -----------------
Alfred R. Ghelfi                         1995                  146,276           281,407               49,412
  Founder, Chairman, Chief               1994                  146,276           514,823               51,723
  Executive Officer, Director            1993                  143,416           314,554               32,985

William R. Blandin                       1995                   79,420           495,324               13,573
  Executive Vice President,              1994                   70,928           635,009               12,220
  Director                               1993                   68,848           497,780                9,743

Robert Ward                              1995                   53,341           225,584               11,430
  Vice President, Treasurer,             1994                   53,341           222,726                8,976
  Chief Financial Officer                1993                   51,792           146,378                5,684

Brent Ghelfi
  Vice President                         1995                   52,500           149,064                ----
  General Counsel

Wendell Hargis                           1995                   70,928           247,434                9,283
  Vice President of                      1994                   70,928           301,538                6,776
  Manufacturing Operations               1993                   58,500           153,727                2,558

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report of the Compensation Committee and the following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Information Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


--------------
1. Includes Profit Sharing contributions, medical insurance payments, travel allowances, personal use of Company vehicles and charges for the portion of life insurance premium paid by the Company.

EXECUTIVE COMPENSATION PROGRAMS

         The Compensation Committee has furnished the following report on executive compensation. The Compensation Committee is responsible for reviewing and overseeing the compensation programs for Company officers. The committee is composed of Stephen H. Kleemann and Robert P. Wold.

         The compensation program, designed to attract and retain top executives, is based upon conservative salaries couples with liberal profit sharing bonuses. It was developed to be both internally equitable and externally competitive. This philosophy extends throughout the organization and includes hourly paid employees. This ensures lower Company break even points during marginal periods in this cyclical industry, and rewards superior performance for profitable operations.

         The relatively high profit sharing bonus program was designed to compensate for the lack of most other benefit programs, such as stock options, stock appreciation rights, long term employment contracts and severance agreements.

         In making executive compensation decisions, the compensation committee takes the views of Alfred R. Ghelfi into account and considers information provided by him.

         Individual salaries and profit sharing programs are based upon job level, performance, degree of personal risk involved, and to a lesser extent, the remuneration programs of similar companies in the industry. The program is subjective in that the percentage of profit may vary from year to year depending upon the individual's performance relative to their past performance and to others in the Company, as well as the share of overall profit generated by the individual's area of responsibility.

         In the future, the Company may grant stock options and/or other benefits to its key executives.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Chief Executive Officer's compensation is based upon the same general philosophy as for other executive officers. Therefore, although there is necessarily some subjectivity in setting the compensation package, major elements are tied to Company performance. Considering the Company's superior performance, relative to that of the industry, as well as its peer group, the chief executive officer's compensation program is considered conservative. The chief executive officer's incentive bonus is based on the Company's profitability and represents approximately 65 % of his compensation.

EXECUTIVE COMPENSATION COMMITTEE

         The Executive Compensation Committee of the Board, composed of directors Robert Wold and Stephen H. Kleemann, set 1995 salary and incentive bonus programs for all key executives including officers named in the summary compensation table. The Compensation Committee solicited input from the Company's President concerning the compensation package for other executive officers.


/s/ Robert Wold                                         /s/ Stephen H. Kleemann
------------------------                                ------------------------
Robert Wold                                             Stephen H. Kleemann

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Robert Wold is President of Manufactured Housing Counselors, Inc., a management consulting firm specializing in manufactured buildings, which is retained by the Company as an operations consultant. Stephen H. Kleemann is principal in a financial consulting company known as Kleemann Capital Management, Inc., which is retained by the Company as a financial consultant.

STOCK PERFORMANCE GRAPH

         The Stock Price Performance Graph set forth below compares the cumulative stockholder return on the Common Stock of the Company(1) from October 1, 1990 to September 30, 1995, with the cumulative total return of the NASDAQ Market Index(2) and the Peer Group Index(3).

                         10/1/90       9/30/91      9/30/92       9/30/93      9/30/94       9/30/95
                         -------       -------      -------       -------      -------       -------
Cavco Industries, Inc.    100.00        224.00       543.99        863.99      1087.99        959.51
Peer Group Index          100.00        166.47       178.62        258.74       312.74        276.66
NASDAQ Market Index       100.00        134.19       131.96        171.62       181.61        220.50

--------------

(1) Assumes $100 invested on October 1, 1990, in the Company, the NASDAQ Market Index and the Peer Group, and that all dividends were reinvested through fiscal year ending September 30, 1995, although cash dividends have not been declared on the Company's common stock.
(2)  Prepared by Media General Financial Services.
(3) This Peer Group Index consists of the following publicly traded companies selected by the Company which either compete with Cavco or are of comparable size, and for which information is available. The figures were compiled by Media General Financial Services. This Peer Group is made up of the following securities: Cavalier Homes, Inc., Champion Enterprises, Inc., Fleetwood Enterprises, Kit Manufacturing Co., Liberty Homes Class A, Liberty Homes Class B, Nobility Homes, Inc., Schult Homes Corp. and Skyline Corp. (same peer group as last year)

APPROVAL OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         Stockholders will be asked at the Annual Meeting to approve the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent certified public accountants for the one-year period ending September 30, 1996. Although submission of this proposal to stockholders is not legally required, the Board of Directors believes such action follows sound corporate practice and is in the best interest of the stockholders.

         The Company's financial statements for the years ended September 30, 1995, 1994 and 1993 have been examined by Arthur Andersen LLP, certified public accountants. A representative of Arthur Andersen LLP is expected to be available at the Annual Meeting to respond to appropriate questions from the stockholders. Such representative will have the opportunity to make a statement should he desire to do so.

ANNUAL REPORT ON FORM 10-K

         The Company will provide, without charge, to each person receiving this statement, on the written request of any such person, a copy of the Company's Annual Report on Form 10-K (including the financial statements and the schedules thereto) as filed with the Securities and Exchange Commission for its most recent fiscal year. Such written requests should be directed to Ruth Smith, Secretary, at the address of the Company appearing on the second page of this information statement.

INCORPORATION BY REFERENCE

         Supplementary information, consisting of Summary of Financial Data, page 2, and management's Discussion and Analysis of Results of Operations and Financial Condition, pages 5 and 6 of the Annual Report accompanying this Information Statement are incorporated by reference.

OTHER MATTERS

         Management does not know of any other matters to be brought before the meeting for a vote.

                                        By order of the Board of Directors,

                                        /s/ Ruth Smith
                                        ---------------------
                                        RUTH SMITH, Secretary

January 26, 1996